================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


  DATE OF REPORT (Date of earliest event reported):           FEBRUARY 10, 1999



                            THE MEN'S WEARHOUSE, INC.
               (Exact name of registrant as specified in charter)



           TEXAS                        000-20036                           74-1790172
  (State of Incorporation)         (Commission File No.)        (I.R.S. Employer Identification No.)



                 5803 GLENMONT DRIVE
                   HOUSTON, TEXAS                                   77081
      (Address of Principal Executive Offices)                    (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 592-7200


================================================================================

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On February 10, 1999, The Men's Wearhouse, Inc., a Texas corporation (the "Company"), effected the acquisition of Moores Retail Group Inc., a New Brunswick, Canada corporation ("Moores"), through the combination (the "Combination") of Golden Moores Company, a Nova Scotia unlimited liability company and wholly owned subsidiary of the Company ("Canco"), with Moores. The Combination was effected pursuant to a Combination Agreement dated November 18, 1998 (the "Combination Agreement"), by and between the Company, Canco, Moores and the shareholders of Moores signatory thereto (collectively, the "Shareholders"). The Shareholders and employees of Moores who hold certain options to purchase a class of Moores capital stock (collectively, the "Optionholders") will receive 2.5 million shares of the Company's common stock, par value $0.01 per share (the "Company Common Stock"), upon exchange of the Exchangeable Shares of Moores which they received in the Combination, as discussed below. The number of shares to be issued in the Combination was based on arms-length negotiations between the parties. The Combination will be accounted for as a pooling of interests.

         Pursuant to the Combination Agreement, Moores has been restructured so that Canco now owns the only outstanding common stock of Moores. The Shareholders and Optionholders exchanged their shares of capital stock of Moores and their options for a new class of exchangeable shares (the "Exchangeable Shares") of Moores. Except to the extent required by the laws of the Province of New Brunswick, the only rights of the Exchangeable Shares are to permit the holders thereof to exchange each Exchangeable Share for one share of the Company Common Stock and to receive dividends on the Exchangeable Shares in an amount equal to dividends, if any, paid on the Company Common Stock. Each Exchangeable Share has the right pursuant to a Voting Trust Agreement dated February 10, 1999, by and between the Company, Canco, Moores and The Trust Company of Bank of Montreal (the "Voting Trustee") to cast a vote equivalent to the vote of one share of the Company Common Stock on each matter submitted to the holders of the Company Common Stock for a vote. The Voting Trustee will cast such votes on behalf of the holders of the Exchangeable Shares under the terms of the one share of Series A Special Voting Preferred Stock, par value $0.01per share, issued by the Company to the Voting Trustee.

         In connection with the closing of the Combination, Moores' existing indebtedness of approximately $85 million (Canadian dollars) was repaid. The Company, through Golden Moores Finance Company, a Nova Scotia unlimited liability company and wholly owned subsidiary of the Company ("Finco"), entered into a five-year term loan in the amount of Canadian $75,000,000 which was used to refinance the Moores' indebtedness. Following the closing of the Combination, Moores entered into a five year revolving credit facility in the amount of Canadian $30,000,000 which will be used to provide working capital, capital expenditures and other ongoing financing needs of Moores. Terms and conditions are substantially similar to those contained in the Company's Credit Agreement which was amended and restated in connection with the closing of the Combination to adjust certain covenants to take into consideration the Combination, to extend the maturity date and to provide for additional lenders.

           Moores, through its subsidiaries, operates 115 men's apparel stores, 107 stores in Canada and 8 stores in the United States, and an integrated manufacturing facility in Montreal, Quebec, capable of producing approximately 500,000 jackets and one million pair of pants annually. The Company intends to continue to operate the business of Moores and integrate Moores' operations with the Company's existing men's retail operations.

           A copy of the press release announcing the closing of the Combination is filed as Exhibit 99.1 and is hereby incorporated herein by reference. A copy of the press release announcing the completion of the financing transactions is filed as Exhibit 99.2 and is hereby incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial statements of business acquired.

                  The following financial statements of Moores Retail Group Inc. are included in Appendix A hereto and filed herewith:

                           Auditors' Report

                           Consolidated Balance Sheet

                           Consolidated Statement of Income and Comprehensive Income

                           Consolidated Statement of Stockholders' Equity

                           Consolidated Statement of Cash Flows

                           Notes to Consolidated Financial Statements


         (b)      Pro forma financial information.

                  The following pro forma financial information is included in Appendix B hereto and filed herewith:

                           Pro Forma Combined Financial Statements - Basis of Presentation

                           Pro Forma Combined Balance Sheet at October 31, 1998

                           Pro Forma Combined Statements of Net Earnings:

                                    For the Year Ended January 31, 1998
                                    For the Nine Months Ended October 31, 1998

                                    For the Nine Months Ended November 1, 1997

                           Notes to Pro Forma Combined Financial Statements


         (c)      Exhibits.

          2.1     -   Combination Agreement dated November 18, 1998, by and
                      between The Men's Wearhouse, Inc., Golden Moores Company,
                      Moores Retail Group Inc. and the Shareholders of Moores
                      Retail Group signatory thereto (incorporated by reference from Exhibit 2.1 to the Company's Registration Statement on Form S-3 (Registration No. 333-69979)).

          4.1     -   Registration Rights Agreement dated as of November 18,
                      1998, by and among The Men's Wearhouse, Inc. and Marpro
                      Holdings, Inc., MGB Limited Partnership, Capital
                      D'Amerique CDPQ Inc., Cerberus International, Ltd., Ultra
                      Cerberus Fund, Ltd., Styx International Ltd., The Long
                      Horizons Overseas Fund Ltd., The Long Horizons Fund, L.P.
                      and Styx Partners, L.P. (incorporated by reference from Exhibit 4.13 to the Company's Registration Statement on
                      Form S-3 (Registration No. 333-69979)).

          4.2     -   Support Agreement dated February 10, 1999, between The
                      Men's Wearhouse, Inc., Golden Moores Company, Moores
                      Retail Group Inc.and Marpro Holdings, Inc., MGB Limited
                      Partnership, Capital D'Amerique CDPQ Inc., Cerberus
                      International, Ltd., Ultra Cerberus Fund, Ltd., Styx
                      International Ltd., The Long Horizons Overseas Fund Ltd.,
                      The Long Horizons Fund, L.P. and Styx Partners, L.P.

          9.1     -   Voting Trust Agreement dated February 10, 1999, by and
                      between The Men's Wearhouse, Inc., Golden Moores Company,
                      Moores Retail Group Inc. and The Trust Company of Bank of
                      Montreal.

         23.1     -   Consent of Ernst & Young LLP.

         99.1     -   Press Release of the Company dated February 10, 1999,
                      announcing the closing of the Combination.

         99.2     -   Press Release of the Company dated February 10, 1999,
                      announcing the completion of the financing transactions.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      THE MEN'S WEARHOUSE, INC.



Dated: February 25, 1999                         /s/ GARY CKODRE
                                      -----------------------------------------
                                                     Gary Ckodre
                                              Vice President - Finance

                                   Appendix A
                                   ----------

                           Moores Retail Group, Inc.

                       Consolidated Financial Statements

                                AUDITORS' REPORT

To the Directors of
MOORES RETAIL GROUP INC.

     We have audited the consolidated balance sheet of MOORES RETAIL GROUP INC. as at January 31, 1998 and the consolidated statements of income and comprehensive income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

     In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at January 31, 1998 and the results of its operations and the changes in its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States.

Montreal, Canada,
March 20, 1998                                    Chartered Accountants
[except note 15, which is as of November 18, 1998 and notes 6 and 8, which are as of December 30, 1998].

                            MOORES RETAIL GROUP INC.
             (INCORPORATED UNDER THE LAWS OF NEW BRUNSWICK, CANADA)

                           CONSOLIDATED BALANCE SHEET
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                              OCTOBER 31,   JANUARY 31,
                                                                 1998          1998
                                                                   $             $
                                                              -----------   -----------
                                                              (UNAUDITED)
ASSETS (NOTES 6 AND 8)
CURRENT
Cash........................................................     1,696            54
Accounts receivable (note 13)...............................       719           702
Inventories (note 3)........................................    38,482        33,184
Prepaid expenses............................................       500           724
Deferred income taxes.......................................     1,838         1,284
                                                                ------        ------
TOTAL CURRENT ASSETS........................................    43,235        35,948
                                                                ------        ------
Property, plant and equipment (note 4)......................    10,430         9,033
Other assets (note 5).......................................    25,109        28,044
                                                                ------        ------
                                                                78,774        73,025
                                                                ======        ======

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Bank indebtedness and revolving credit facility (note 6)....     7,941         3,294
Revolving credit facility due to significant stockholder
  (note 6)..................................................     2,580            --
Accounts payable and accrued liabilities (notes 7, 11 and
  13).......................................................    14,123        10,963
Income taxes payable........................................       660         1,532
Current portion of long-term debt (note 8)..................     2,552         2,319
Current portion of long-term debt payable to significant
  stockholders (note 8).....................................       851         1,050
                                                                ------        ------
TOTAL CURRENT LIABILITIES...................................    28,707        19,158
                                                                ------        ------
Deferred income taxes.......................................       264           280
Long-term debt (note 8).....................................    14,341        17,261
Long-term debt payable to significant stockholders (note
  8)........................................................    30,331        32,834
                                                                ------        ------
                                                                73,643        69,533
                                                                ------        ------
STOCKHOLDERS' EQUITY
Capital stock (note 9)
  Preferred shares, no par value, issuable in series,
    unlimited shares authorized,
    none issued.............................................        --            --
  Common shares, no par value, unlimited shares authorized,
    30,000 shares issued and outstanding....................       732           732
  Class B common shares, no par value, 70,000 shares
    authorized, issued and outstanding......................       976           976
  Class C common shares, no par value, 122,222 shares
    authorized, 100,000 shares issued and outstanding.......        --            --
  Class D common shares, no par value, 135,000 shares
    authorized, issued and outstanding......................        --            --
  Class E common shares, no par value, 66,000 shares
    authorized, none issued.................................        --            --
  Class F common shares, no par value, 6,698 shares
    authorized, none issued.................................        --            --
Retained earnings...........................................     3,786         1,972
Accumulated comprehensive loss..............................      (363)         (188)
                                                                ------        ------
TOTAL STOCKHOLDERS' EQUITY..................................     5,131         3,492
                                                                ------        ------
                                                                78,774        73,025
                                                                ======        ======

Commitments and contingencies (note 11)

                             See accompanying notes

                            MOORES RETAIL GROUP INC.

                        CONSOLIDATED STATEMENT OF INCOME
                            AND COMPREHENSIVE INCOME
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                             NINE-MONTH     NINE-MONTH       YEAR
                                                            PERIOD ENDED   PERIOD ENDED      ENDED
                                                            OCTOBER 31,    OCTOBER 31,    JANUARY 31,
                                                                1998           1997          1998
                                                                 $              $              $
                                                            ------------   ------------   -----------
                                                            (UNAUDITED)    (UNAUDITED)
NET SALES.................................................     94,682         92,402        131,414
COST OF SALES, INCLUDING STORE OCCUPANCY COSTS............     59,002         58,129         82,751
                                                               ------         ------        -------
GROSS PROFIT..............................................     35,680         34,273         48,663
                                                               ------         ------        -------
Selling, general and administrative expenses (note 9).....     25,863         24,184         33,775
                                                               ------         ------        -------
INCOME BEFORE THE UNDERNOTED ITEMS........................      9,817         10,089         14,888
                                                               ------         ------        -------
Transaction costs (note 14)...............................         --             --          1,521
Interest (note 12)........................................      5,310          5,478          7,234
                                                               ------         ------        -------
INCOME BEFORE INCOME TAXES................................      4,507          4,611          6,133
Provision for income taxes (note 10)......................      2,693          2,550          4,065
                                                               ------         ------        -------
NET INCOME FOR THE PERIOD.................................      1,814          2,061          2,068
Foreign currency translation adjustment...................       (175)          (121)          (212)
                                                               ------         ------        -------
COMPREHENSIVE INCOME......................................      1,639          1,940          1,856
                                                               ======         ======        =======

Related party transactions (note 12)

                             See accompanying notes

                            MOORES RETAIL GROUP INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                         (IN THOUSANDS OF U.S. DOLLARS)

FOR THE NINE-MONTH PERIOD ENDED OCTOBER 31, 1998
(UNAUDITED)

                                                   CLASS B           CLASS C
                              COMMON SHARES     COMMON SHARES     COMMON SHARES                 ACCUMULATED
                             ---------------   ---------------   ----------------   RETAINED   COMPREHENSIVE
                             SHARES   AMOUNT   SHARES   AMOUNT   SHARES    AMOUNT   EARNINGS       LOSS        TOTAL
                               #        $        #        $         #        $         $             $           $
                             ------   ------   ------   ------   -------   ------   --------   -------------   -----
BALANCE AT JANUARY 31,
  1998.....................  30,000    732     70,000    976     100,000     --      1,972         (188)       3,492
Net income.................      --     --         --     --          --     --      1,814           --        1,814
Foreign currency
  translation adjustment...      --     --         --     --          --     --         --         (175)        (175)
                             ------    ---     ------    ---     -------    ---      -----         ----        -----
BALANCE AT OCTOBER 31,
  1998.....................  30,000    732     70,000    976     100,000     --      3,786         (363)       5,131
                             ======    ===     ======    ===     =======    ===      =====         ====        =====

FOR THE NINE-MONTH PERIOD ENDED OCTOBER 31, 1997
(UNAUDITED)

                                                   CLASS B           CLASS C
                              COMMON SHARES     COMMON SHARES     COMMON SHARES                 ACCUMULATED
                             ---------------   ---------------   ----------------   RETAINED   COMPREHENSIVE
                             SHARES   AMOUNT   SHARES   AMOUNT   SHARES    AMOUNT   EARNINGS   INCOME (LOSS)   TOTAL
                               #        $        #        $         #        $         $             $           $
                             ------   ------   ------   ------   -------   ------   --------   -------------   -----
BALANCE AT JANUARY 31,
  1997.....................  30,000    732     70,000    976          --     --        (96)          24        1,636
Net income.................      --     --         --     --          --     --      2,061           --        2,061
Pro-rata distribution of
  Class C common shares
  (note 9).................      --     --         --     --     100,000     --         --           --           --
Foreign currency
  translation adjustment...      --     --         --     --          --     --         --         (121)        (121)
                             ------    ---     ------    ---     -------    ---      -----         ----        -----
BALANCE AT OCTOBER 31,
  1997.....................  30,000    732     70,000    976     100,000     --      1,965          (97)       3,576
                             ======    ===     ======    ===     =======    ===      =====         ====        =====

FOR THE YEAR ENDED JANUARY 31, 1998

                                                   CLASS B           CLASS C
                              COMMON SHARES     COMMON SHARES     COMMON SHARES                 ACCUMULATED
                             ---------------   ---------------   ----------------   RETAINED   COMPREHENSIVE
                             SHARES   AMOUNT   SHARES   AMOUNT   SHARES    AMOUNT   EARNINGS   INCOME (LOSS)   TOTAL
                               #        $        #        $         #        $         $             $           $
                             ------   ------   ------   ------   -------   ------   --------   -------------   -----
BALANCE AT JANUARY 31,
  1997.....................  30,000    732     70,000    976          --     --        (96)          24        1,636
Net income.................      --     --         --     --          --     --      2,068           --        2,068
Pro-rata distribution of
  Class C common shares
  (note 9).................      --     --         --     --     100,000     --         --           --           --
Foreign currency
  translation adjustment...      --     --         --     --          --     --         --         (212)        (212)
                             ------    ---     ------    ---     -------    ---      -----         ----        -----
BALANCE AT JANUARY 31,
  1998.....................  30,000    732     70,000    976     100,000     --      1,972         (188)       3,492
                             ======    ===     ======    ===     =======    ===      =====         ====        =====

     There were no changes in preferred shares and Class D, E and F common shares during the nine-month periods ended October 31, 1998 and 1997 and for the year ended January 31, 1998.

                             See accompanying notes

                            MOORES RETAIL GROUP INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                             NINE-MONTH     NINE-MONTH       YEAR
                                                            PERIOD ENDED   PERIOD ENDED      ENDED
                                                            OCTOBER 31,    OCTOBER 31,    JANUARY 31,
                                                                1998           1997          1998
                                                                 $              $              $
                                                            ------------   ------------   -----------
                                                            (UNAUDITED)    (UNAUDITED)
OPERATING ACTIVITIES
Net income................................................      1,814          2,061         2,068
Items not affecting cash
  Depreciation of property, plant and equipment...........      1,628          1,633         2,252
  Amortization of goodwill and deferred financing fees....      1,535          1,639         2,166
  Interest expense related to amortization of debt
     discount (note 9)....................................        132            141           185
  Deferred income taxes recovered.........................       (680)          (513)         (256)
Decrease (increase) in accounts receivable................        (59)           313           (34)
Increase in inventories...................................     (7,506)        (4,120)       (4,072)
Decrease (increase) in prepaid expenses...................        192           (436)         (200)
Increase (decrease) in accounts payable and accrued
  liabilities.............................................      3,954           (123)        1,034
Increase (decrease) in income taxes payable...............       (821)           715         1,369
                                                               ------         ------        ------
CASH PROVIDED BY OPERATING ACTIVITIES.....................        189          1,310         4,512
                                                               ------         ------        ------
FINANCING ACTIVITIES
Bank indebtedness and revolving credit facility...........      7,754           (855)       (4,421)
Capitalized interest on long-term debt....................         --          2,620         3,124
Proceeds from (repayment of) long-term debt...............     (2,239)           905           649
Deferred merger costs and other...........................       (256)          (284)          (40)
                                                               ------         ------        ------
CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES...........      5,259          2,386          (688)
                                                               ------         ------        ------
INVESTING ACTIVITIES
Other.....................................................         --            680           674
Additions to property, plant and equipment................     (3,624)        (2,261)       (3,184)
                                                               ------         ------        ------
CASH USED IN INVESTING ACTIVITIES.........................     (3,624)        (1,581)       (2,510)
                                                               ------         ------        ------
Effect of foreign exchange rate changes on cash...........       (182)        (1,685)       (2,109)
                                                               ------         ------        ------
INCREASE (DECREASE) IN CASH POSITION......................      1,642            430          (795)
Cash position, beginning of period........................         54            849           849
                                                               ------         ------        ------
CASH POSITION, END OF PERIOD..............................      1,696          1,279            54
                                                               ======         ======        ======
SUPPLEMENTARY DISCLOSURE OF CASH FLOW INFORMATION:
Cash interest paid........................................      4,592          4,240         5,747
Cash income taxes paid....................................      4,245          2,374         3,030

                             See accompanying notes

                            MOORES RETAIL GROUP INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               (IN U.S. DOLLARS)

     INFORMATION AS AT OCTOBER 31, 1998 AND FOR THE NINE-MONTH PERIODS ENDED OCTOBER 31, 1998 AND 1997 IS UNAUDITED. [ALL TABULAR AMOUNTS ARE EXPRESSED IN THOUSANDS OF U.S. DOLLARS UNLESS OTHERWISE INDICATED.]

     The consolidated financial statements of the Company have been prepared by management in accordance with accounting principles generally accepted in the United States, including the rules and regulations adopted by the United States Securities and Exchange Commission ["the SEC"]. The consolidated financial statements have, in management's opinion, been properly prepared using careful judgment within reasonable limits of materiality and within the framework of the accounting policies summarized in note 2.

     The accompanying financial statements have been prepared in connection with the merger transaction referred to in note 15 and present the financial position of the Company as at October 31, 1998 and January 31, 1998 and the results of operations and changes in cash flow and stockholders' equity for the nine-month periods ended October 31, 1998 and 1997 and for the year ended January 31, 1998.

1. DESCRIPTION OF BUSINESS

     Moores Retail Group Inc. ["the Company"] is a holding company with three wholly owned operating subsidiaries: Moores The Suit People Inc. ["Moores"], Golden Brand Clothing (Canada) Ltd. ["Golden Brand"] and Moores The Suit People U.S. Inc. ["Moores U.S."]. Moores U.S. commenced commercial operations during the year ended January 31, 1998.

     The Company is a Canadian specialty retailer of men's tailored clothing, with approximately 115 retail outlets. The Company is integrated and manufactures virtually all of its tailored clothing, which includes men's suits, sports coats and dress pants.

     The Company's merchandise also includes dress shirts, sportswear, outerwear and accessories which are not manufactured in-house.

     The Company was incorporated on December 9, 1996 under the laws of New Brunswick, Canada as Zorro Holding Corp. By way of a resolution of the Board of Directors dated September 26, 1997, the name of the Company was changed to Moores Retail Group Inc.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Golden Brand, Moores and Moores U.S. In preparing the consolidated financial statements, all intercompany balances and transactions have been eliminated.

(b) INVENTORY VALUATION

     Raw materials are valued at the lower of cost and replacement cost. Work-in-process is valued at the lower of cost and net realizable value.

     Finished goods are valued at the lower of cost and net realizable value, using the retail inventory method for retail inventories.

     The above costs are determined on an average cost basis.

(c) REVENUE RECOGNITION

     Revenue is recognized at the time of sale for retail goods. Wholesale revenues are recognized at the time of shipment.

                            MOORES RETAIL GROUP INC.

(d) USE OF ESTIMATES

     The preparation of the Company's financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ materially from these estimates.

(e) PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is stated at cost less accumulated depreciation and is depreciated over their estimated useful lives on a declining balance basis as follows:

Furniture, fixtures and computer equipment..................  20%-30%
Machinery and equipment.....................................  20%
Rolling stock...............................................  30%

     Leasehold improvements are amortized on a straight-line basis over the terms of the leases.

(f) GOODWILL

     Goodwill is amortized on a straight-line basis over its estimated useful life of 20 years. On an ongoing basis, management reviews the valuation and amortization of goodwill, taking into consideration any events or circumstances which might have impaired the carrying value. The amount of goodwill impairment, if any, is measured based on future cash flows.

(g) DEFERRED FINANCING COSTS

     Deferred financing costs are amortized as interest expense, on a straight-line basis over the term of the related long-term debt. Substantially all of the deferred financing costs are being amortized over a five-year period.

(h) FOREIGN CURRENCY TRANSLATION

     These financial statements are displayed in U.S. dollars. The functional currency of the Company is the Canadian dollar. As such, the assets and liabilities of the Company have been translated into U.S. dollars at the exchange rates in effect at each balance sheet date. Stockholders' equity has been translated into U.S. dollars at applicable historical exchange rates. Revenues, expenses and cash flows are translated at weighted average rates of exchange.

     Gains or losses resulting from foreign currency transactions are included in income, while those resulting from the translation of the financial statements are included as a separate component of stockholders' equity.

     The relevant foreign exchange rates, expressed as the foreign currency equivalent of one Canadian dollar to one U.S. dollar, used in the preparation of these financial statements are 0.6481 and 0.6870 as at October 31, 1998 and January 31, 1998, respectively, and 0.6779, 0.7244 and 0.7182 for the nine-month periods ended October 31, 1998 and 1997 and for the year ended January 31, 1998, respectively.

(i) INCOME TAXES

     The Company accounts for income taxes using the asset and liability approach in accordance with Financial Accounting Standards Board ("FASB") Statement No. 109. Under the asset and liability approach, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation

                            MOORES RETAIL GROUP INC.

allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense consists of both the tax payable for the period and the change during the period in deferred tax assets and liabilities.

(j) ADVERTISING AND STORE OPENING COSTS

     Advertising and store opening costs are expensed as incurred. Total advertising expenses are approximately $9,004,000, $8,223,000 and $11,178,000 for the nine-month periods ended October 31, 1998 and 1997 and the year ended January 31, 1998, respectively.

(k) STOCK OPTIONS

     The Company applies Accounting Principles Board Opinion No. 25 in accounting for stock options. Accordingly, compensation expense has been recognized in these financial statements in connection with certain stock options granted at less than fair market value.

(l) COMPREHENSIVE INCOME

     In June 1997, the FASB issued Statement No. 130, "Reporting Comprehensive Income", which is effective for fiscal years beginning after December 15, 1997. FASB Statement No. 130 establishes standards for reporting and displaying comprehensive income and its components in financial statements. This pronouncement has been applied retroactively in these financial statements.

(m) DEFERRED MERGER COSTS

     The costs incurred by the Company to October 31, 1998 related to the merger transaction set out in note 15 have been deferred and will be recorded as an expense in the period in which the merger transaction is consummated.

(n) RECENTLY ISSUED ACCOUNTING STANDARD

     In June 1998, the FASB issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities", which establishes accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. The Company is required to adopt this standard in the first quarter of the fiscal year ending January 31, 2000. The Company is currently assessing the impact that this standard will have on its financial position and results of operations.

3. INVENTORIES

                                                              OCTOBER 31,   JANUARY 31,
                                                                 1998          1998
                                                                   $             $
                                                              -----------   -----------
                                                              (UNAUDITED)
Raw materials...............................................     2,219         2,226
Work-in-process.............................................     2,117         1,830
Finished goods..............................................     4,720         9,455
Retail inventories..........................................    29,426        19,673
                                                                ------        ------
                                                                38,482        33,184
                                                                ======        ======

                            MOORES RETAIL GROUP INC.

4. PROPERTY, PLANT AND EQUIPMENT

                                                                       ACCUMULATED    NET BOOK
                                                               COST    DEPRECIATION    VALUE
                                                                $           $            $
                                                              ------   ------------   --------
OCTOBER 31, 1998 (UNAUDITED)
Leasehold improvements......................................  10,903       6,045        4,858
Furniture, fixtures and computer equipment..................   7,021       3,893        3,128
Machinery and equipment.....................................   7,284       4,867        2,417
Rolling stock...............................................     133         106           27
                                                              ------      ------       ------
                                                              25,341      14,911       10,430
                                                              ======      ======       ======
JANUARY 31, 1998
Leasehold improvements......................................   9,751       5,612        4,139
Furniture, fixtures and computer equipment..................   7,114       4,184        2,930
Machinery and equipment.....................................   6,184       4,256        1,928
Rolling stock...............................................     141         105           36
                                                              ------      ------       ------
                                                              23,190      14,157        9,033
                                                              ======      ======       ======

5. OTHER ASSETS

                                                                       ACCUMULATED    NET BOOK
                                                               COST    AMORTIZATION    VALUE
                                                                $           $            $
                                                              ------   ------------   --------
OCTOBER 31, 1998 (UNAUDITED)
Goodwill....................................................  24,148      2,227        21,921
Deferred financing costs and debt discount..................   4,648      1,706         2,942
Deferred merger costs.......................................     246         --           246
                                                              ------      -----        ------
                                                              29,042      3,933        25,109
                                                              ======      =====        ======
JANUARY 31, 1998
Goodwill....................................................  25,596      1,399        24,197
Deferred financing costs and debt discount..................   4,927      1,080         3,847
                                                              ------      -----        ------
                                                              30,523      2,479        28,044
                                                              ======      =====        ======

6. BANK INDEBTEDNESS AND REVOLVING CREDIT FACILITY

                                                               OCTOBER 31,   JANUARY 31,
                                                                  1998          1998
                                                                    $             $
                                                               -----------   -----------
                                                               (UNAUDITED)
(a) Revolving credit facility...............................     10,317         3,294
(b) Bank indebtedness.......................................        204            --
                                                                 ------         -----
                                                                 10,521         3,294
                                                                 ======         =====

(a) REVOLVING CREDIT FACILITY

     The revolving credit facility represents funds advanced to the Company under a portion of the credit facility referred to in note 8(a) to fund working capital needs. This portion of the facility bears interest at the rate of either 2% above the Canadian prime rate or the Canadian banker's acceptance rate plus 3%, at the option of the Company. The Company's effective borrowing rate in respect of this indebtedness approximated 9% at October 31, 1998.

                            MOORES RETAIL GROUP INC.

     The Canadian prime rate was 7% and 6.5% at October 31, 1998 and January 31, 1998, respectively. The Canadian banker's acceptance rate was 5.21% and 4.56% at October 31, 1998 and January 31, 1998, respectively.

     Loans to the Company under the revolving credit facility are limited to certain percentages of accounts receivable and inventories (as defined in the loan agreement). The maximum available credit under this portion of the facility is Canadian $20,000,000.

     As at October 31, 1998, the Company had approximately $1,842,000 remaining undrawn against this credit facility. This amount is subject to a standby fee of 1% per annum.

     The revolving credit facility is collateralized as described in note 8(a).

     A portion of this indebtedness is held by a significant stockholder.

(b) BANK INDEBTEDNESS

     The bank indebtedness at October 31, 1998 relates primarily to cheques in circulation.

7. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

                                                              OCTOBER 31,       JANUARY 31,
                                                                  1998             1998
                                                                   $                 $
                                                              ------------      -----------
                                                              (UNAUDITED)
Trade accounts payable......................................      7,784            5,315
Wages and benefits..........................................      2,208            1,931
Other accrued liabilities and provisions....................      4,131            3,717
                                                                 ------           ------
                                                                 14,123           10,963
                                                                 ======           ======

8. LONG-TERM DEBT

                                                              OCTOBER 31,       JANUARY 31,
                                                                  1998             1998
                                                                   $                 $
                                                              ------------      -----------
                                                              (UNAUDITED)
(a) Loan payable............................................     22,522           26,106
(b) Subordinated loan payable to significant stockholders...     22,311           23,923
(c) Notes payable to companies controlled by a significant
    stockholder.............................................      3,242            3,435
                                                                 ------           ------
                                                                 48,075           53,464
Less current portion........................................      3,403            3,369
                                                                 ------           ------
                                                                 44,672           50,095
                                                                 ======           ======

(a) LOAN PAYABLE

     The loan bears interest at the rate of either 2% above the Canadian prime rate or the Canadian banker's acceptance rate plus 3%, at the Company's option. The Company's effective borrowing rate in respect of this indebtedness approximated 9% at October 31, 1998.

     The funds for this loan, as well as for the revolving credit facility referred to in note 6(a), were obtained from the proceeds of a credit facility aggregating Canadian $60,000,000. This portion of the credit facility is repayable in varying quarterly installments up to January 31, 2002, at which time a final installment of Canadian $16,000,000 will be due.

                            MOORES RETAIL GROUP INC.

     A fixed and floating first charge covering substantially all of the assets and undertakings of the Company serves to collateralize this indebtedness.

     The credit facility contains numerous restrictive covenants including limitations on the sale of assets, the payment of dividends or redemption of stock, the repayment of the loans referred to in (b) and (c) below and the level of permitted capital expenditures.

     The credit facility also provides for certain financial covenants that must be met on a consolidated basis [as defined in the loan agreement] including the maintenance of specified levels of working capital, fixed charge coverage and debt-to-earnings ratios.

     As at October 31, 1998, the Company was in default in respect of the above financial covenants. Subsequent to October 31, 1998, waivers and covenant modifications were obtained from the lenders in question, allowing the related debt to be classified as non-current.

     A portion of this indebtedness is held by a significant stockholder.

(b) SUBORDINATED LOAN PAYABLE TO SIGNIFICANT STOCKHOLDERS

     The subordinated loan, from significant stockholders, represents a Canadian $30,000,000 credit facility advanced jointly to Golden Brand and Moores. The loan carries a coupon interest rate of 13%. The coupon interest rate in respect of the one-year period ended December 23, 1997 was 15%, with interest capitalized to the loan balance for this one-year period only. As set out in note 9, the effective interest rate in respect of this loan approximates 15.7%. As at December 23, 1997, approximately $3,300,000 of interest had been capitalized in respect of this loan.

     The loan principal is due in one payment on February 28, 2002. The capitalized interest accumulated to December 23, 1997 is repayable out of excess cash flow (as defined in the loan agreement). The first mandatory payment out of excess cash flow in the approximate amount of $278,000 was made on May 31, 1998. Subsequent payments are due on May 31 of each fiscal year until the earlier of the repayment of the capitalized interest or the maturity date of the loan.

     The loan is collateralized by a fixed and floating second charge on all of the assets and undertakings of the Company.

     This facility contains numerous restrictive covenants including limitations on the sale of assets, the payment of dividends or redemption of stock, the repayment of the loan referred to in (c) below and the level of permitted capital expenditures. With the exception of the mandatory repayments based on excess cash flow, the credit facility has been subordinated in favour of the credit facilities referred to in (a) above and in note 6(a).

     The credit facility also provides for certain financial covenants that must be met on a consolidated basis [as defined in the agreement] including the maintenance of specified levels of working capital, fixed charge coverage and debt-to-earnings ratios.

     As at October 31, 1998, the Company was in default in respect of the above financial covenants. Subsequent to October 31, 1998, waivers and covenant modifications were obtained from the lenders in question, allowing the related debt to be classified as non-current.

(c) NOTES PAYABLE TO COMPANIES CONTROLLED BY A SIGNIFICANT STOCKHOLDER

     The notes bear interest at the rate of 10% and mature on March 31, 2002. The notes call for mandatory early repayments to the extent that excess cash flow (as defined in the notes payable) is available after repayment of the capitalized interest referred to in note 8(b) above.

                            MOORES RETAIL GROUP INC.

     With the exception of the mandatory repayment in respect of excess cash flow, these notes are subordinated in favour of the loans referred to in (a) above and in note 6(a).

     Principal payments on the Company's long-term debt are due in the following approximate amounts for years ending January 31:

                                                                 $
                                                               ------
1999........................................................    3,403
2000........................................................    3,565
2001........................................................    4,213
2002........................................................   13,935
2003........................................................   22,959
                                                               ------
                                                               48,075
                                                               ======

9. CAPITAL STOCK AND STOCK OPTIONS

(a) CAPITAL STOCK

     Each of the stockholders of the Class D common shares has granted a proxy over a portion of their Class D shares to the remaining stockholders such that the voting power of each stockholder is in accordance with its holdings of common and Class B common shares. The proxy is revocable upon an event of default under the loan agreements described in notes 8(a) and 8(b). In connection with the defaults referred to in note 8, this proxy was not revoked.

     The 70,000 Class B common shares were issued for nominal consideration in connection with the advance to the Company of the Canadian $30 million credit facility described in note 8(b). The fair value on the date of issue was determined to be approximately $976,000 and the corresponding debt discount is being amortized as interest expense, as an adjustment to the interest rate on the credit facility. The effective interest rate over the life of the facility, including this adjustment, is approximately 15.7%.

     The amortization of debt discount is approximately $132,000, $141,000 and $185,000 for the nine-month periods ended October 31, 1998 and 1997 and for the year ended January 31, 1998, respectively.

(b) STOCK OPTION PLAN

     On March 5, 1997 the Company granted 10,000 stock options [of a maximum authorized number of 11,111] to purchase Class C common shares to certain employees and a director of the Company, under an employee and executive stock option plan [the "Stock Option Plan"]. As a result of the pro-rata distribution of shares to stockholders on May 28, 1997, the number of shares subject to the options and the exercise price were adjusted proportionately in accordance with the provisions of the Stock Option Plan, resulting in 20,000 Class C common shares being subject to granted options [of a maximum authorized number of 22,222]. The stock options vest fully on March 4, 2005, based solely on continued employment with the Company, and are exercisable at a price of Canadian $16.67 per Class C common shares [after the adjustment on May 28, 1997 is taken into account].

     Pursuant to a directors' resolution dated February 24, 1998, an additional 1,839 options were granted at an exercise price of Canadian $389.43. These options vest fully on March 4, 2006, based solely on continued employment with the Company.

     The Stock Option Plan provides for accelerated vesting based on the achievement of certain financial performance targets as established by the Board of Directors.

     The provisions of the Stock Option Plan call for the number of options to be granted under the Stock Option Plan to be adjusted proportionately for certain share reorganizations.

                            MOORES RETAIL GROUP INC.

     The provisions of the Stock Option Plan also provide that any options forfeited upon the departure of an employee are available for grant to other employees of the Company. As at October 31, 1998, 12,949 stock options are outstanding, 2,222 stock options have vested based on financial performance, 8,890 options had been forfeited upon employee departures, 10,727 options remain unvested and 9,273 options remain available for grant. The 10,727 unvested options potentially vest on an accelerated basis as follows:

                                                                NUMBER OF STOCK
              ACCELERATION BASED ON FINANCIAL                  OPTIONS VESTING ON
             PERFORMANCE OF FISCAL YEAR ENDING                AN ACCELERATED BASIS
             ---------------------------------                --------------------
January 31, 1999............................................         2,590
January 31, 2000............................................         2,590
January 31, 2001............................................         2,590
January 31, 2002............................................         2,590
January 31, 2003............................................           367

     The options vest on an accelerated basis on the May 31 immediately following each January 31 period referred to above. The option rights pursuant to the Stock Option Plan expire 10 years from March 5, 1997.

(c) COMPENSATION EXPENSE

     The fair value of the Class C common shares exceeded the exercise price of the options on the grant dates. The aggregate excess of fair market value approximated $2,305,000.

     Following the departure of two employees and the cumulative amortization of the excess of fair market value as compensation expense, an amount of approximately $1,000,000 remains to be amortized as expense at October 31, 1998.

     Compensation expense has been included in selling, general and administrative expenses as follows:

                                                     NINE-MONTH     NINE-MONTH       YEAR
                                                    PERIOD ENDED   PERIOD ENDED      ENDED
                                                    OCTOBER 31,    OCTOBER 31,    JANUARY 31,
                                                        1998           1997          1998
                                                         $              $              $
                                                    ------------   ------------   -----------
                                                    (UNAUDITED)    (UNAUDITED)
                                                        117            161            211

(d) SUPPLEMENTARY INFORMATION ON STOCK-BASED COMPENSATION

     As described in note 2(k), the Company applies APB 25 in accounting for stock options. Had the Company used the alternative method set forth under FASB Statement No. 123, net income would have been reduced. The impact of FASB Statement No. 123 may not be representative of the effect on income in future years because options vest based on the financial performance of the Company and additional option grants may be made each year.

     Pro-forma information regarding net income is required by FASB Statement No. 123 and has been determined as if the Company had accounted for the Stock Option Plan using the minimum value method (excluding the effects of volatility). The fair value for these options was estimated at the date of grant with the following assumptions: risk-free interest rates of 6.6%, dividend yield of 0%, and a weighted-average expected life of the options of 5.4 years.

     The Company's pro-forma net income would be reduced by approximately $8,000 to $2,060,000 for the year ended January 31, 1998 if FASB Statement No. 123 were applied.

     The weighted average fair value of the options granted during the year ending January 31, 1998 was $103.44 per share, which is net of the discounted exercise price. The weighted average remaining contractual life is 8 years.

                            MOORES RETAIL GROUP INC.

10. INCOME TAXES

     The income tax provision reported differs from the amount computed by applying Canadian federal and Quebec provincial rates to income before taxes. The reasons for the differences and the related tax effects are as follows:

                                                   NINE-MONTH      NINE-MONTH        YEAR
                                                  PERIOD ENDED    PERIOD ENDED       ENDED
                                                  OCTOBER 31,     OCTOBER 31,     JANUARY 31,
                                                      1998            1997           1998
                                                       $               $               $
                                                  ------------    ------------    -----------
                                                  (UNAUDITED)     (UNAUDITED)
Earnings before income taxes....................     4,507           4,611           6,133
Statutory income tax rate.......................        38%             38%             38%
                                                     -----           -----           -----
Statutory income tax expense....................     1,713           1,752           2,331
Increase (decrease) in tax expense related to:
Non-deductible goodwill amortization............       360             385             504
Non-deductible compensation expense related to
  stock options.................................        44              61              80
Non-deductible interest expense related to the
  amortization of debt discount.................        50              53              70
Non-deductible transaction costs................        --              --             578
Manufacturing and processing tax credit.........      (438)           (400)           (437)
Unrecognized tax benefits of operating losses of
  U.S. subsidiary...............................       765             218             456
Higher provincial income tax rates in provinces
  other than Quebec.............................       247             268             339
Other...........................................       (48)            213             144
                                                     -----           -----           -----
PROVISION FOR INCOME TAXES......................     2,693           2,550           4,065
                                                     =====           =====           =====

The composition of the income tax provision is as follows:

Current.........................................     3,373           3,063           4,321
Deferred........................................      (680)           (513)           (256)
                                                     -----           -----           -----
PROVISION FOR INCOME TAXES......................     2,693           2,550           4,065
                                                     =====           =====           =====

                            MOORES RETAIL GROUP INC.

     The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and liabilities is as follows:

                                                              OCTOBER 31,   JANUARY 31,
                                                                 1998          1998
                                                                   $             $
                                                              -----------   -----------
                                                              (UNAUDITED)
DEFERRED TAX ASSETS
Excess of tax basis of inventory over accounting value......     1,838         1,284
Net operating losses of U.S. subsidiary.....................     1,015           346
                                                                ------         -----
                                                                 2,853         1,630
Valuation allowance.........................................    (1,015)         (346)
                                                                ------         -----
TOTAL DEFERRED TAX ASSETS...................................     1,838         1,284
                                                                ======         =====
DEFERRED TAX LIABILITIES
Excess of accounting value of capital assets over tax
  basis.....................................................       264           280
                                                                ------         -----
TOTAL DEFERRED TAX LIABILITIES..............................       264           280
                                                                ======         =====

     As at October 31, 1998, the Company has net operating loss carryforwards relating to its U.S. subsidiary of approximately $2.6 million which expire between 2013 and 2019.

11. COMMITMENTS AND CONTINGENCIES

(a) LEASES

     The minimum rental payments under long-term operating leases, exclusive of certain operating costs for which the Company is responsible, approximate the following for the years ending January 31:

                                                                 $
                                                               ------
1999........................................................    7,304
2000........................................................    6,940
2001........................................................    6,172
2002........................................................    5,399
2003........................................................    4,427
Thereafter..................................................    9,148
                                                               ------
                                                               39,390
                                                               ======

     Certain of the lease agreements provide for additional annual rental payments based on sales. These contingent rental payments are not significant for any of the periods presented.

(b) LETTERS OF CREDIT

     As at October 31, 1998, the Company had open letters of credit of approximately $804,000 collateralized under the credit facility referred to in note 8(a) above.

     In addition, accounts payable and accrued liabilities at October 31, 1998 include approximately $380,000, the payment of which is guaranteed by accepted letters of credit. Those amounts are collateralized as noted above.

                            MOORES RETAIL GROUP INC.

(c) LETTERS OF GUARANTEE

     As at October 31, 1998, the Company had letters of guarantee outstanding amounting to approximately $519,000.

(d) CONTINGENCIES

     The Company, in the normal course of operations, is subject to certain litigation. Management is of the opinion that the outcome of this litigation will not have a material impact on the Company.

(e) YEAR 2000

     The Year 2000 issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the Year 2000 as 1900 or some other date, resulting in errors when information using Year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect the Company's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 issue affecting the Company including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

12. RELATED PARTY TRANSACTIONS

(a) RENT EXPENSE

     Rent expense paid to a significant stockholder is as follows:

                                                     NINE-MONTH     NINE-MONTH       YEAR
                                                    PERIOD ENDED   PERIOD ENDED      ENDED
                                                    OCTOBER 31,    OCTOBER 31,    JANUARY 31,
                                                        1998           1997          1998
                                                         $              $              $
                                                    ------------   ------------   -----------
                                                    (UNAUDITED)    (UNAUDITED)
                                                        281            326            414

     The rent expense was recorded at the exchange amount, this being the amount agreed upon by the related parties in question.

(b) INTEREST EXPENSE

     Interest expense on loans from related parties approximated $2,995,000, $3,268,000 and $4,298,000 for the nine-month periods ended October 31, 1998 and 1997 and the year ended January 31, 1998, respectively. The interest expense was recorded at the exchange amount, this being the amount determined by the related parties in question.

13. FINANCIAL INSTRUMENTS

CREDIT AND CURRENCY RISK

  Accounts payable and accrued liabilities

     Approximately $710,000 and $543,000 of the Company's accounts payable and accrued liabilities were denominated in U.S. dollars as at October 31, 1998 and January 31, 1998, respectively.

                            MOORES RETAIL GROUP INC.

  Forward contracts

     From time to time, the Company enters into foreign exchange forward contracts to buy U.S. dollars at specified dates in the future. This activity is carried out in an attempt to manage the currency risk associated with U.S. dollar purchases and accounts payable.

     The Company is exposed to credit-related losses in the event of nonperformance by the counterparty to these foreign exchange forward contracts, but it does not expect the counterparty to fail to meet its obligations. The credit exposure of forward contracts is represented by the fair value of contracts with a positive fair value at the reporting date.

     Details of foreign exchange forward contracts outstanding as at October 31, 1998 are as follows:

                                                    CANADIAN
                                                     DOLLAR      CANADIAN    CANADIAN
                                                   SPOT PRICE     DOLLAR      DOLLAR
                                                   OCTOBER 31,   CONTRACT   UNREALIZED
                                         NOMINAL      1998        PRICE        GAIN
                                         AMOUNT      (000'S)     (000'S)     (000'S)
MATURITY DATE                               $           $           $           $
-------------                            -------   -----------   --------   ----------
November 30, 1998  U.S. dollar........   1,000        1,543       1,506         37
December 31, 1998  U.S. dollar........   1,000        1,543       1,506         37
                                                      -----       -----         --
                                                      3,086       3,012         74
                                                      =====       =====         ==

     No forward contracts were outstanding as at January 31, 1998.

14. TRANSACTION COSTS

     Transaction costs relate to professional fees, regulatory filing fees and other costs in respect of a withdrawn financing initiative.

15. SUBSEQUENT EVENTS

     On November 18, 1998, the Company signed a definitive merger agreement with The Men's Wearhouse, Inc. ("Men's Wearhouse") whereby the outstanding stock of each class of capital stock of the Company, including all stock options, will be exchanged for a maximum of 2.75 million shares of common stock of Men's Wearhouse.

     At the consummation of the above transaction, the Company will record as a charge to income certain costs related to the transaction. These include the following:

          (a) The write-off of the deferred merger costs set out in note 5 to the financial statements;

          (b) An investment advisory fee of approximately Canadian $1.5 million;

          (c) Additional professional fees in the approximate amount of Canadian $710,000;

          (d) Termination payments to certain officers and directors of the Company approximating Canadian $740,000;

          (e) The recognition of approximately $1,000,000 of compensation expense related to the write-off of the unamortized balance of the excess of the fair market value over the exercise price at the grant date of certain stock options (see note 9).

                                   Appendix B
                                   ----------


                   THE MEN'S WEARHOUSE, INC. AND SUBSIDIARIES

                    PRO FORMA COMBINED FINANCIAL STATEMENTS

                   THE MEN'S WEARHOUSE, INC. AND SUBSIDIARIES

                    PRO FORMA COMBINED FINANCIAL STATEMENTS
                             BASIS OF PRESENTATION
                           (UNAUDITED, IN THOUSANDS)

     The unaudited pro forma combined financial statements give effect to the proposed combination of The Men's Wearhouse, Inc. (Men's Wearhouse) and Moores Retail Group Inc. (Moores) under the pooling of interests method of accounting. The unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements and the notes thereto of Men's Wearhouse, which are incorporated by reference in this Prospectus, and of Moores, which are included elsewhere in this Prospectus. The unaudited pro forma combined balance sheet assumes that the proposed combination was consummated on October 31, 1998 and combines the Men's Wearhouse and Moores October 31, 1998 consolidated balance sheets. The unaudited pro forma combined balance sheet includes adjustments which give effect to events that are directly attributable to the transaction. The unaudited pro forma combined statements of earnings for the nine months ended October 31, 1998 and November 1, 1997 and for the year ended January 31, 1998 assume that the proposed combination was consummated on February 2, 1997 and have been prepared by combining the historical results of Men's Wearhouse and Moores for such periods. Moores commenced operations on December 23, 1996 and reported a net loss of U.S. $96 for the 40 day period from December 23, 1996 to January 31, 1997. No pro forma combined statements of earnings have been presented for years prior to fiscal 1997 because the effect of the proposed combination on such statements is not significant.

     Nonrecurring charges totaling $4,927, net of a $219 tax benefit, which result directly from the transaction and which are expected to be included in the results of operations of Men's Wearhouse within the twelve months succeeding the transaction have been excluded from the unaudited pro forma combined statements of earnings. In addition, an extraordinary charge of approximately $3,058, net of a $1,534 tax benefit, relating to refinancing certain Moores debt has not been reflected. The effect of these nonrecurring and extraordinary charges have, however, been reflected in the pro forma adjustments to retained earnings in the pro forma combined balance sheet.

     The historical consolidated financial statements of Moores included in the pro forma combined balance sheets and statements of earnings are stated in United States dollars and have been prepared in accordance with generally accepted accounting principles in the United States. The exchange rates used in translating the historical Canadian currency financial statements of Moores reflect the current exchange rate as of the balance sheet date and the weighted average exchange rates for the periods presented in the statements of earnings. The cumulative translation adjustments are reported as a separate component of shareholders' equity. The historical statements of earnings for Moores included in the pro forma combined statements of earnings do not reflect earnings per share data since Moores, as a privately owned company, has not reported such data.

     All share and per share data reflected in the historical Men's Wearhouse statements of earnings have been adjusted to give effect to a 50% stock dividend effected on June 2, 1998. The pro forma combined earnings per share reflect the 2,500,000 shares of common stock that Men's Wearhouse will be required to ultimately issue to the existing shareholders and optionholders of Moores.

     The preparation of unaudited pro forma combined financial statements requires management to make estimates and assumptions based on information currently available. The pro forma adjustments made in connection with the development of the pro forma information are preliminary and have been made solely for purposes of developing such pro forma information for illustrative purposes necessary to comply with the disclosure requirements of the Securities and Exchange Commission. The unaudited pro forma combined financial statements do not purport to be indicative of the results of operations for future periods or the combined financial positions or the results that actually would have been realized had the entities been a single entity during the periods presented.

                   THE MEN'S WEARHOUSE, INC. AND SUBSIDIARIES

                        PRO FORMA COMBINED BALANCE SHEET
                                OCTOBER 31, 1998
                          (UNAUDITED -- IN THOUSANDS)

                                          AS REPORTED
                                -------------------------------                                        ADJUSTMENTS     ADJUSTED
                                  MEN'S                                   PRO FORMA    PRO FORMA           FOR        PRO FORMA
                                WEARHOUSE    MOORES     TOTAL            ADJUSTMENTS   COMBINED        REFINANCING     COMBINED
                                ---------   --------   --------          -----------   ---------       -----------   ------------
                                            (U.S. $)
ASSETS
CURRENT ASSETS:
  Cash........................  $  5,910    $ 1,696    $  7,606            $           $  7,606         $              $  7,606
  Inventories.................   275,215     38,482     313,697                         313,697                         313,697
  Other current assets........    13,596      3,057      16,653                          16,653    (2)       511         17,164
                                --------    -------    --------            -------     --------         --------       --------
        Total current
          assets..............   294,721     43,235     337,956                         337,956              511        338,467
PROPERTY AND EQUIPMENT, NET...    96,434     10,430     106,864                         106,864                         106,864
OTHER ASSETS, NET.............    24,683     25,109      49,792      (1)      (246)      49,546    (2)    (2,941)        46,605
                                --------    -------    --------            -------     --------         --------       --------
        TOTAL.................  $415,838    $78,774    $494,612            $  (246)    $494,366         $ (2,430)      $491,936
                                ========    =======    ========            =======     ========         ========       ========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Revolving debt..............  $           $10,521    $ 10,521            $           $ 10,521    (2)  $(10,521)      $
  Current portion of long-term
    debt......................                3,403       3,403                           3,403    (2)    (3,403)
  Accounts payable and accrued
    expenses..................    96,054     14,123     110,177      (1)      (314)     109,863                         109,863
  Income taxes payable........       837        660       1,497      (1)      (219)       1,278                           1,278
                                --------    -------    --------            -------     --------         --------       --------
        Total current
          liabilities.........    96,891     28,707     125,598               (533)     125,065          (13,924)       111,141
LONG-TERM DEBT................    32,750     44,672      77,422      (1)     3,912       81,334    (2)    15,575         96,909
OTHER LIABILITIES.............     7,089        264       7,353                           7,353    (2)    (1,023)         6,330
                                --------    -------    --------            -------     --------         --------       --------
        Total liabilities.....   136,730     73,643     210,373              3,379      213,752              628        214,380
                                --------    -------    --------            -------     --------         --------       --------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Preferred stock.............
  Common stock................       348      1,708       2,056      (3)    (1,683)         373                             373
  Capital in excess of par....   148,264                148,264   (1)(3)     2,985      151,249                         151,249
  Retained earnings...........   131,490      3,786     135,276      (1)    (4,927)     130,349    (2)    (3,058)       127,291
                                --------    -------    --------            -------     --------         --------       --------
        Total.................   280,102      5,494     285,596             (3,625)     281,971           (3,058)       278,913
  Currency translation
    adjustment................                 (363)       (363)                           (363)                           (363)
  Treasury stock, at cost.....      (994)                  (994)                           (994)                           (994)
                                --------    -------    --------            -------     --------         --------       --------
        Total shareholders'
          equity..............   279,108      5,131     284,239             (3,625)     280,614           (3,058)       277,556
                                --------    -------    --------            -------     --------         --------       --------
        TOTAL.................  $415,838    $78,774    $494,612            $  (246)    $494,366         $ (2,430)      $491,936
                                ========    =======    ========            =======     ========         ========       ========

             See Notes to Pro Forma Combined Financial Statements.

                   THE MEN'S WEARHOUSE, INC. AND SUBSIDIARIES

                    PRO FORMA COMBINED STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED JANUARY 31, 1998
               (UNAUDITED -- IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                      AS REPORTED
                                            -------------------------------
                                              MEN'S                             PRO FORMA   PRO FORMA
                                            WEARHOUSE    MOORES     TOTAL      ADJUSTMENTS  COMBINED
                                            ---------   --------   --------    -----------  ---------
                                                        (U.S. $)
Net sales.................................  $631,110    $131,414   $762,524                 $762,524
Cost of goods sold, including buying and
  occupancy costs.........................   388,517      82,751    471,268                  471,268
                                            --------    --------   --------     ----------  --------
Gross margin..............................   242,593      48,663    291,256                  291,256
Selling, general and administrative
  expenses................................   191,063      35,296    226,359                  226,359
                                            --------    --------   --------     ----------  --------
Operating income..........................    51,530      13,367     64,897                   64,897
Interest expense, net.....................     2,366       7,234      9,600                    9,600
                                            --------    --------   --------     ----------  --------
Earnings before income taxes..............    49,164       6,133     55,297                   55,297
Provision for income taxes................    20,281       4,065     24,346                   24,346
                                            --------    --------   --------     ----------  --------
Net earnings..............................  $ 28,883    $  2,068   $ 30,951                 $ 30,951
                                            ========    ========   ========     ==========  ========
Assuming issuance of 2,500 shares:
------------------------------------------

Net earnings per share --
  Basic...................................  $   0.89               $   0.89                 $   0.89
                                            ========               ========                 ========
  Diluted.................................  $   0.87               $   0.87                 $   0.87
                                            ========               ========                 ========
Weighted average shares outstanding --
  Basic...................................    32,345                 32,345(4)       2,500    34,845
                                            ========               ========     ==========  ========
  Diluted.................................    35,384                 35,384(4)       2,500    37,884
                                            ========               ========     ==========  ========

             See Notes to Pro Forma Combined Financial Statements.

                   THE MEN'S WEARHOUSE, INC. AND SUBSIDIARIES

                    PRO FORMA COMBINED STATEMENT OF EARNINGS
                   FOR THE NINE MONTHS ENDED OCTOBER 31, 1998
               (UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                      AS REPORTED
                                            -------------------------------
                                              MEN'S                             PRO FORMA   PRO FORMA
                                            WEARHOUSE    MOORES     TOTAL      ADJUSTMENTS  COMBINED
                                            ---------   --------   --------    -----------  ---------
                                                        (U.S. $)
Net sales.................................  $504,450    $ 94,682   $599,132                 $599,132
Cost of goods sold, including buying and
  occupancy costs.........................   311,432      59,002    370,434                  370,434
                                            --------    --------   --------     ----------  --------
Gross margin..............................   193,018      35,680    228,698                  228,698
Selling, general and administrative
  expenses................................   153,910      25,863    179,773                  179,773
                                            --------    --------   --------     ----------  --------
Operating income..........................    39,108       9,817     48,925                   48,925
Interest expense, net.....................     1,674       5,310      6,984                    6,984
                                            --------    --------   --------     ----------  --------
Earnings before income taxes..............    37,434       4,507     41,941                   41,941
Provision for income taxes................    15,442       2,693     18,135                   18,135
                                            --------    --------   --------     ----------  --------
Net earnings before extraordinary item....  $ 21,992    $  1,814   $ 23,806                 $ 23,806
                                            ========    ========   ========     ==========  ========
Assuming issuance of 2,500 shares:
------------------------------------------
Net earnings before extraordinary item per
  share --
  Basic...................................  $   0.66               $   0.66                 $   0.66
                                            ========               ========                 ========
  Diluted.................................  $   0.64               $   0.64                 $   0.64
                                            ========               ========                 ========
Weighted average shares outstanding --
  Basic...................................    33,517                 33,517(4)       2,500    36,017
                                            ========               ========     ==========  ========
  Diluted.................................    36,261                 36,261(4)       2,500    38,761
                                            ========               ========     ==========  ========

             See Notes to Pro Forma Combined Financial Statements.

                   THE MEN'S WEARHOUSE, INC. AND SUBSIDIARIES

                    PRO FORMA COMBINED STATEMENT OF EARNINGS
                   FOR THE NINE MONTHS ENDED NOVEMBER 1, 1997
               (UNAUDITED -- IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                   AS REPORTED
                                         -------------------------------
                                           MEN'S                             PRO FORMA    PRO FORMA
                                         WEARHOUSE    MOORES     TOTAL      ADJUSTMENTS   COMBINED
                                         ---------   --------   --------    -----------   ---------
                                                     (U.S. $)
Net sales..............................  $410,867    $92,402    $503,269                  $503,269
Cost of goods sold, including buying
  and occupancy costs..................   256,104     58,129     314,233                   314,233
                                         --------    -------    --------       -----      --------
Gross margin...........................   154,763     34,273     189,036                   189,036
Selling, general and administrative
  expenses.............................   127,508     24,184     151,692                   151,692
                                         --------    -------    --------       -----      --------
Operating income.......................    27,255     10,089      37,344                    37,344
Interest expense, net..................     1,824      5,478       7,302                     7,302
                                         --------    -------    --------       -----      --------
Earnings before income taxes...........    25,431      4,611      30,042                    30,042
Provision for income taxes.............    10,490      2,550      13,040                    13,040
                                         --------    -------    --------       -----      --------
Net earnings...........................  $ 14,941    $ 2,061    $ 17,002                  $ 17,002
                                         ========    =======    ========       =====      ========
Assuming issuance of 2,500 shares:
---------------------------------------
Net earnings per share --
  Basic................................  $   0.47               $   0.47                  $   0.49
                                         ========               ========                  ========
  Diluted..............................  $   0.47               $   0.47                  $   0.49
                                         ========               ========                  ========
Weighted average shares outstanding --
  Basic................................    32,089                 32,089(4)    2,500        34,589
                                         ========               ========       =====      ========
  Diluted..............................    35,123                 35,123(4)    2,500        37,623
                                         ========               ========       =====      ========

             See Notes to Pro Forma Combined Financial Statements.

                   THE MEN'S WEARHOUSE, INC. AND SUBSIDIARIES

                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                           (UNAUDITED, IN THOUSANDS)

     The pro forma combined financial statements as of October 31, 1998 and for the nine months ended October 31, 1998 and November 1, 1997 and for the year ended January 31, 1998 include the following adjustments to reflect the combination as a pooling of interests and the concurrent debt refinancing:

     1. To record the estimated transaction costs to complete the combination of Men's Wearhouse and Moores under pooling of interests accounting. The costs, which primarily relate to investment banking fees, professional fees, contract termination payments and unamortized stock option compensation expenses, are currently estimated to be approximately $4,927, net of a tax benefit of $219, and are reflected as a reduction in retained earnings in the accompanying balance sheet. These costs are not reflected in the pro forma combined statements of earnings.

     2. To adjust the pro forma combined balance sheet for the effects of refinancing approximately $60 million of existing Moores debt as of October 31, 1998 as follows:

Revolving debt refinanced with long-term debt...............  $10,521
Current portion of long-term debt refinanced with long-term
  debt......................................................    3,403
Prepayment penalty from early retirement of long-term
  debt......................................................    1,651
                                                              -------
Addition to long-term debt..................................  $15,575
                                                              =======
Write off of Moores historical deferred financing costs, net of tax of $907............................................  $ 2,034
Prepayment penalty from early retirement of long-term debt,
  net of tax of $627........................................    1,024
                                                              -------
Adjustment to retained earnings.............................  $ 3,058
                                                              =======

     The effects of the refinancing are not reflected in the pro forma combined statements of earnings.

     3. To adjust common stock and capital in excess of par value to reflect the issuance of 2,500,000 shares of Men's Wearhouse common stock to Moores shareholders and optionholders.

     4. Pro forma basic earnings per share is computed based on the weighted average number of common shares outstanding. Pro forma diluted earnings per share is computed based on the weighted average number of common shares plus the dilutive impact of options and convertible securities for each period after giving effect to the combination on a pooling of interests basis. Pro forma shares and earnings per share data is presented to reflect the issuance of 2,500,000 shares of Men's Wearhouse common stock.

                                INDEX TO EXHIBITS


Exhibit
Number                   Description
-------                  -----------
2.1                      Combination Agreement dated November 18, 1998, by and
                         between The Men's Wearhouse, Inc., Golden Moores
                         Company, Moores Retail Group Inc. and the Shareholders
                         of Moores Retail Group signatory thereto (incorporated
                         by reference from Exhibit 2.1 to the Company's
                         Registration Statement on Form S-3 (Registration No.
                         333-69979)).

4.1                      Registration Rights Agreement dated as of November 18,
                         1998, by and among The Men's Wearhouse, Inc. and Marpro
                         Holdings, Inc., MGB Limited Partnership, Capital
                         D'Amerique CDPQ Inc., Cerberus International, Ltd.,
                         Ultra Cerberus Fund, Ltd., Styx International Ltd., The
                         Long Horizons Overseas Fund Ltd., The Long Horizons
                         Fund, L.P. and Styx Partners, L.P. (incorporated by reference from Exhibit 4.13 to the Company's
                         Registration Statement on Form S-3 (Registration No.
                         333-69979)).

4.2                      Support Agreement dated February 10, 1999, between The
                         Men's Wearhouse, Inc., Golden Moores Company, Moores
                         Retail Group Inc. and Marpro Holdings, Inc., MGB
                         Limited Partnership, Capital D'Amerique CDPQ Inc.,
                         Cerberus International, Ltd., Ultra Cerberus Fund,
                         Ltd., Styx International Ltd., The Long Horizons
                         Overseas Fund Ltd., The Long Horizons Fund, L.P. and
                         Styx Partners, L.P.

9.1 Voting Trust Agreement dated February 10, 1999, by and between The Men's Wearhouse, Inc., Golden Moores
                         Company, Moores Retail Group Inc. and The Trust Company of Bank of Montreal.

23.1                     Consent of Ernst & Young LLP.

99.1 Press Release of the Company dated February 10, 1999, announcing the closing of the Combination.

99.2 Press Release of the Company dated February 10, 1999, announcing the completion of the financing transactions.